EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 14, 2013, with respect to the statement of condition including the related portfolio of Investable Ideas 2013 Portfolio (included in Invesco Unit Trusts, Series 1297) as of January 14, 2013, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-185427) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
January 14, 2013